Exhibit 99.1

Investors Title Company Announces Record Third Quarter 2016 Financial Results

CHAPEL HILL, N.C.--(BUSINESS WIRE)--November 2, 2016--Investors Title Company today announced its results for the third quarter ended September 30, 2016. Net income attributable to the Company increased 81.0% to an all-time record high of $8.1 million, or $4.29 per diluted share, versus $4.5 million, or $2.28 per diluted share, for the prior year period.

Revenues increased 18.7% versus the prior year quarter to an all-time record high of $41.0 million, mainly due to an 18.0% increase in net premiums written. The increase in premiums is due to higher aggregate coverage insured resulting from increased transaction volume and real estate values, as well as higher average premium rates.

Operating expenses increased 5.4% versus the prior year quarter to $29.6 million, primarily due to increases in commissions and payroll expenses, partially offset by a benefit for claims. Commissions increased commensurate with the increase in agency premium volume. Payroll expenses increased 19.3% to $8.3 million, mainly due to an increase in the accrual for incentive compensation and fluctuations in the level of capitalized salaries related to software development. There was a benefit for claims during the current quarter, stemming from favorable loss development in recent policy years. Claim experience in recent years has improved in part due to a decrease in the level of foreclosure activity. All other categories of operating expenses, in total, were up 3.0% versus the prior year period.

For the nine months ended September 30, 2016, net income attributable to the Company increased 40.0% to $14.5 million, or $7.53 per diluted share, versus $10.3 million, or $5.17 per diluted share, for the prior year period. Revenues increased 1.4% to $99.7 million versus the prior year period, while operating expenses decreased 5.4% to $79.2 million. Commissions decreased 5.1%, mainly due to a decline in agency premiums and concentration of business in markets with lower average commission rates. Variances in claims, payroll, and other categories of expenses were shaped predominantly by the same factors that affected the third quarter.

Chairman J. Allen Fine added, “We are very pleased with this quarter’s results. A number of factors drove the strong revenue growth including improving economic conditions in our core markets, strong seasonal demand for housing, and solid underlying real estate fundamentals. In addition to higher levels of premiums written, our record net income resulted from a combination of items including a higher percentage of direct business, favorable claims development and stable overhead expenses.”

“As always we remain focused on profitably growing our business over the long term, enhancing our competitive strengths and capitalizing on market opportunities.”

Investors Title Company’s subsidiaries issue and underwrite title insurance policies. The Company also provides investment management services and services in connection with tax-deferred exchanges of like-kind property.

Certain statements contained herein constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, any statements regarding the Company’s expected performance for the year, future home price fluctuations, changes in home purchase or refinance activity and the mix thereof, interest rate changes, expansion of the Company’s market presence, enhancing competitive strengths, positive development in housing affordability, unemployment or overall economic conditions or statements regarding our actuarial assumptions and the application of recent historical claims experience to future periods. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from anticipated and historical results. Such risks and uncertainties include, without limitation: the cyclical demand for title insurance due to changes in the residential and commercial real estate markets; the occurrence of fraud, defalcation or misconduct; variances between actual claims experience and underwriting and reserving assumptions, including the limited predictive power of historical claims experience; declines in the performance of the Company’s investments; government regulation; changes in the economy; loss of agency relationships, or significant reductions in agent-originated business; difficulties managing growth, whether organic or through acquisitions; possible non-satisfaction of closing conditions related to acquisitions and other considerations set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission, and in subsequent filings.

Investors Title Company and Subsidiaries Consolidated Statements of Income For the Three and Nine Months Ended September 30, 2016 and 2015 (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Net premiums written	$36,511,373	$30,945,532	$87,810,602	$86,372,154
Investment income – interest and dividends	1,160,983	1,117,529	3,478,999	3,427,055
Net realized gain (loss) on investments	439,326	(338,631)	574,328	601,336
Other	2,890,023	2,816,828	7,827,509	7,924,329
Total Revenues	41,001,705	34,541,258	99,691,438	98,324,874

Operating Expenses:
Commissions to agents	18,739,151	16,898,323	45,946,379	48,393,553
(Benefit) provision for claims	(1,067,853)	703,979	(403,982)	3,621,401
Salaries, employee benefits and payroll taxes	8,300,823	6,957,874	22,945,972	21,101,955
Office occupancy and operations	1,496,948	1,342,288	4,526,710	4,089,806
Business development	608,532	568,189	1,695,180	1,633,358
Filing fees, franchise and local taxes	191,574	134,880	688,731	572,621
Premium and retaliatory taxes	673,551	573,336	1,559,631	1,684,674
Professional and contract labor fees	523,504	661,879	1,599,603	1,926,469
Other	157,308	264,012	629,539	708,918
Total Operating Expenses	29,623,538	28,104,760	79,187,763	83,732,755

Income before Income Taxes	11,378,167	6,436,498	20,503,675	14,592,119

Provision for Income Taxes	3,249,000	1,941,000	6,040,000	4,250,000

Net Income	8,129,167	4,495,498	14,463,675	10,342,119

Net (Gain) Loss Attributable to Noncontrolling
Interests	(2,228)	(4,536)	6,684	(4,536)

Net Income Attributable to the Company	$8,126,939	$4,490,962	$14,470,359	$10,337,583

Basic Earnings per Common Share	$4.30	$2.28	$7.55	$5.18

Weighted Average Shares Outstanding – Basic	1,888,870	1,967,923	1,915,468	1,995,120

Diluted Earnings per Common Share	$4.29	$2.28	$7.53	$5.17

Weighted Average Shares Outstanding – Diluted	1,895,592	1,972,233	1,921,999	2,000,043

Investors Title Company and Subsidiaries Consolidated Balance Sheets As of September 30, 2016 and December 31, 2015 (Unaudited)

	September 30, 2016	December 31, 2015
Assets:
Investments in securities:
Fixed maturities, available-for-sale, at fair value	$111,038,924	$106,066,384
Equity securities, available-for-sale, at fair value	39,834,879	37,513,464
Short-term investments	3,925,296	6,865,406
Other investments	10,626,505	10,106,828
Total investments	165,425,604	160,552,082

Cash and cash equivalents	26,898,991	21,790,068
Premium and fees receivable	9,358,570	8,392,697
Accrued interest and dividends	1,389,526	1,004,126
Prepaid expenses and other assets	10,931,270	12,634,105
Property, net	7,843,079	7,148,951
Current income taxes recoverable	1,261,289	—
Total Assets	$223,108,329	$211,522,029

Liabilities and Stockholders’ Equity
Liabilities:
Reserves for claims	$35,536,000	$37,788,000
Accounts payable and accrued liabilities	24,705,653	25,043,588
Current income taxes payable	—	210,355
Deferred income taxes, net	10,749,877	5,703,006
Total liabilities	70,991,530	68,744,949

Stockholders’ Equity:
Common stock – no par value (10,000,000 authorized shares; 1,884,283 and 1,949,797 shares issued and outstanding 2016 and 2015,
respectively, excluding 291,676 shares for 2016 and 2015 of common
stock held by the Company's subsidiary)	1	1
Retained earnings	138,575,372	131,186,866
Accumulated other comprehensive income	13,449,558	11,483,015
Total stockholders’ equity attributable to the Company	152,024,931	142,669,882
Noncontrolling interests	91,868	107,198
Total stockholders’ equity	152,116,799	142,777,080
Total Liabilities and Stockholders’ Equity	$223,108,329	$211,522,029

Investors Title Company and Subsidiaries Net Premiums Written By Branch and Agency For the Three and Nine Months Ended September 30, 2016 and 2015 (Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2016	%	2015	%	2016	%	2015	%
Branch	$10,860,361	29.7	$7,967,826	25.7	$24,751,134	28.2	$21,281,363	24.6

Agency	25,651,012	70.3	22,977,706	74.3	63,059,468	71.8	65,090,791	75.4

Total	$36,511,373	100.0	$30,945,532	100.0	$87,810,602	100.0	$86,372,154	100.0

CONTACT:
Investors Title Company
Elizabeth B. Lewter, 919-968-2200